As filed with the Securities and Exchange Commission on August 13, 2025

Registration No: 333-289202

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANDRIDGE ENERGY, INC.*

(Exact name of registrant as specified in its charter)

Delaware	1311	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 E. Sheridan Ave, Suite 500

Oklahoma City, Oklahoma 73104

(405) 429-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grayson Pranin

Chief Executive Officer

1 E. Sheridan Ave, Suite 500

Oklahoma City, Oklahoma 73104

(405) 429-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Blankenship

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

(713)-651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

* TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
SandRidge Exploration and Production, LLC	Delaware	87-0776535
SandRidge Holdings, Inc.	Delaware	20-5878401
SandRidge Midstream, Inc.	Texas	75-2541148
SandRidge Operating Company	Texas	75-2541245
SandRidge Realty, LLC	Oklahoma	26-0586079

(1)	The address and telephone number for each Additional Subsidiary Guarantor Registrant is 1 E. Sheridan Ave, Suite 500, Oklahoma City, Oklahoma 73104 and (405) 429-5500.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 13, 2025

PROSPECTUS

SandRidge Energy, Inc.

$500,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

Debt Securities

Guarantee of Debt Securities

SandRidge Energy, Inc (the “Company”) may, from time to time, in one or more offerings, offer and sell (i) shares of our common stock, (ii) shares of our preferred stock, (iii) depositary shares, (iv) warrants, (v) stock purchase contracts, (vi) stock purchase units, (vii) subscription rights and (viii) debt securities, which may be senior or subordinated, and which may be guaranteed by certain of our subsidiaries, including SandRidge Exploration and Production, LLC, SandRidge Holdings, Inc., SandRidge Midstream, Inc., SandRidge Operating Company, and SandRidge Realty, LLC. We may offer and sell these securities on a delayed or continuous basis through one or more underwriters, dealers or agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. We may offer and sell these securities together or separately, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of offering.

This prospectus describes the general terms of the securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. The prospectus supplement may describe the specific manner in which we will offer the securities and may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is traded on the NYSE under the symbol “SD.”

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus and in any applicable prospectus supplement and in the documents incorporated herein or therein before you make any investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2025

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any prospectus supplement or document incorporated by reference is accurate as of any date other than the date of such prospectus supplement or document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of that offering, including, among other things, the specific amounts and prices of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise or unless otherwise noted, all references to “we,” “our,” “us” or like terms refer, after the consummation of the Plan (as defined below), to the Company and, prior to the consummation of the Plan, to our predecessor and its business, assets and operations that were contributed to the Company in connection with the consummation of the Plan.

ABOUT SANDRIDGE ENERGY, INC.

We are an independent oil and natural gas company, organized in 2006, engaged in the production, development and acquisition of oil and gas properties. Our primary area of operations is the Mid-Continent region in Oklahoma, Texas, and Kansas.

Our principal executive offices are located at 1 E. Sheridan Ave, Suite 500, Oklahoma City, Oklahoma 73104 and our telephone number is (405) 429-5500.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information that is filed through the SEC’s EDGAR System. Our SEC filings are available on the SEC’s website at www.sec.gov.

We have also filed with the SEC under the Securities Act a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

●	our Annual Report on Form 10-K, for the year ended December 31, 2024 (the “Annual Report”), filed with the SEC on March 11, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 7, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 10, 2025, May 7, 2025, June 16, 2025 and July 22, 2025;

●	the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A dated October 4, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

SandRidge Energy, Inc.

1 E. Sheridan Ave, Suite 500

Oklahoma City, Oklahoma 73104

Attention: Investor Relations

Telephone: (405) 429-5500

Email: investors@sandridgeenergy.com

We also maintain a website at www.sandridgeenergy.com. However, the information contained in or accessible from our corporate website is not incorporated into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include certain statements, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are accompanied by words that convey projected future events or outcomes. These forward-looking statements may include projections and estimates concerning the Company’s capital expenditures, liquidity, capital resources and debt profile, pending dispositions, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, elements of the Company’s business strategy, compliance with governmental regulation of the oil and natural gas industry, including environmental regulations, acquisitions and divestitures and the effects thereof on the Company’s financial condition and other statements concerning the Company’s operations, financial performance and financial condition. Forward-looking statements are generally accompanied by words such as “estimate,” “assume,” “target,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal,” “should,” “intend” or other words that convey the uncertainty of future events or outcomes. The Company has based these forward-looking statements on its current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate under the circumstances. The actual results or developments anticipated may not be realized or, even if substantially realized, may not have the expected consequences to or effects on the Company’s business or results. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in such forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or revise these forward-looking statements unless required by law, and it cautions readers not to rely on them unduly. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risks and uncertainties discussed in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished and not filed with the SEC on any Current Report on Form 8-K), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement, in addition to the following:

●	risks associated with drilling oil and natural gas wells;

●	the volatility of oil, natural gas and natural gas liquid (“NGL”) prices;

●	uncertainties in estimating oil, natural gas and NGL reserves;

●	the need to replace the oil, natural gas and NGL reserves the Company produces;

●	our ability to execute our growth strategy by drilling wells as planned or other methods;

●	the amount, nature and timing of capital expenditures, including future development costs, required to develop our undeveloped areas;

●	concentration of operations in the Mid-Continent region of the United States;

●	limitations of seismic data;

●	the potential adverse effect of commodity price declines on the carrying value of our oil and natural properties;

●	severe or unseasonable weather that may adversely affect production;

●	availability of satisfactory oil, natural gas and NGL marketing and transportation options;

●	availability and terms of capital to fund capital expenditures;

●	amount and timing of proceeds of asset monetizations;

●	potential financial losses or earnings reductions from commodity derivatives;

●	potential elimination or limitation of tax incentives or tax losses and/or reduction of Net Operating Loss Carryforwards (“NOLs”);

●	risks and uncertainties related to the adoption and implementation of regulations restricting oil and gas development in states where we operate;

●	competition in the oil and natural gas industry;

●	general economic conditions, either internationally or domestically affecting the areas where we operate;

●	costs to comply with current and future governmental regulation of the oil and natural gas industry, including environmental, health and safety laws and regulations, and regulations with respect to hydraulic fracturing and the disposal of produced water;

●	the need to maintain adequate internal control over financial reporting; and

●	the need to protect and maintain the integrity of our Information Technology (“IT”) systems and processes from vulnerabilities.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors and all other information included in, or incorporated by reference into, this prospectus, including those described in our Annual Report, our quarterly reports on Form 10-Q and other documents filed by us with the SEC.

Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline, and you may lose all or part of your investment. The risks incorporated by reference in this prospectus or contained in any prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties, some of which are described in the documents incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks and uncertainties faced by us incorporated by reference in this prospectus. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. These purposes may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

DIVIDEND POLICY

In January 2024, the board of directors (the “Board”) approved a one-time cash dividend of $1.50 per share of the Company’s common stock, which was paid on February 20, 2024 to shareholders of record as of the close of business on February 5, 2024. The aggregate total payout was approximately $55.6 million. Additionally, in March 2024, the Board increased the on-going quarterly dividend to $0.11 per share which was paid in March, May, August, and November 2024. The aggregate total payout was $16.3 million. Dividend payments are subject to quarterly approval by the Board as discussed below. Dividend payments for the year ended December 31, 2024 totaled $72.3 million, which included $0.5 million of dividends on vested stock awards.

Additionally, on March 7, 2025, the Board declared a cash dividend of $0.11 per share of the Company’s common stock, payable on March 31, 2025 to shareholders of record on March 20, 2025.

The payment of any dividends in the future, and the timing and amount thereof, is within the discretion of our Board. Our Board’s decisions regarding the payment of dividends will depend on many factors, such as our financial condition, earnings, capital requirements, debt service obligations, restrictive covenants in our debt, industry practice, legal requirements, regulatory constraints, and other factors that our Board deems relevant. Our ability to pay dividends will depend on our existing cash available and our ongoing ability to generate cash from operations and on our access to the capital markets. We cannot guarantee that we will continue to pay a dividend in any future period.

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12
OF THE SECURITIES EXCHANGE ACT OF 1934

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), and by applicable provisions of the Delaware General Corporation Law (the “DGCL”). We urge you to read our Certificate of Incorporation and our Bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC, as well as the applicable provisions of the DGCL for additional information. The Certificate of Incorporation and Bylaws are also incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized Capitalization

Our authorized capital stock consists of 300,000,000 shares, which include 250,000,000 shares of common stock, par value $0.001 par value per share (the “common stock”) and 50,000,000 shares of preferred stock, par value $0.001 per share (the “preferred stock”).

As of July 29, 2025, there were approximately 36,751,873 issued and outstanding shares of common stock and no shares of preferred stock issued and outstanding. All of the shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Pursuant to the Bylaws and subject to any resolution of the stockholders, the Board is authorized to issue any of our authorized but unissued capital stock.

Common Stock

Dividends

Subject to the rights granted to any holders of the preferred stock, holders of the common stock will be entitled to dividends in the amounts and at the times declared by our Board in our discretion out of any assets or our funds legally available for the payment of dividends.

Voting

Each holder of shares of the common stock is entitled to one vote for each share of the common stock on all matters presented to our stockholders (including the election of directors). Our common stock does not have cumulative voting rights. Uncontested elections of directors are decided by a majority of the votes cast with respect to that director’s election, and contested elections of directors are decided by a plurality of the votes cast present in person or represented by proxy,

Liquidation

The holders of the common stock will share equally and ratably in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Other Rights

The holders of the common stock do not have preemptive rights to purchase shares of our common stock. The common stock is not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future.

Under the terms of the Certificate of Incorporation and the Bylaws, we are prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us.

Change in Control Effects of Certain Provisions

Our Certificate of Incorporation, Bylaws, and the DGCL contain certain provisions that could delay, defer, or prevent a change in control by means of merger, reorganization, liquidation, tender offer, sale, transfer of substantially all of our assets, or otherwise.

Advance Notice of Director Nominations and Matters to be Acted Upon at Meetings

Our Bylaws contain advance notice requirements for nominations for directors to our Board of Directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Amendment to Bylaws

Our Certificate of Incorporation provides that our Bylaws may be adopted, amended, restated, or repealed by the Board of Directors; provided no bylaw adopted by the stockholders can be amended, repealed, or readopted by the Board of Directors if such bylaw provides that it may not be amended, repealed, or readopted by the Board of Directors. The Certificate of Incorporation also provides that that the Bylaws may not be adopted, amended, restated or repealed by the stockholders except by the vote of holders of a majority in voting power of the outstanding shares of stock entitled to vote, voting together as a single class.

Special Meeting of Stockholders

Our Certificate of Incorporation provides that a special meeting of our stockholders may be called only by the Chief Executive Officer, the Chairman of the Board of Directors, the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies or by the Secretary of the Corporation at the written request or requests of holders of record of at least twenty-five percent (25%) of the voting power of the outstanding capital stock entitled to vote at the time of such written request pursuant to the procedures set forth in the Bylaws.

Limits on Ability of Stockholders to Act by Written Consent

Our Bylaws provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Bylaws, the Certificate of Incorporation, and the DGCL and may not be taken by written consent of the stockholders without a meeting.

Annual Meetings and Election of Directors

Our Certificate of Incorporation provides that our stockholders may act at an annual meeting of stockholders. The Certificate of Incorporation provides that the initial number of directors will be five and that the Board has the right to elect a number of directors to be designated as directors. A vacancy on the Board may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the director in which the vacancy occurred.

Limitation on Liability of Directors and Officers

Our Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate our and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

In addition, with certain exceptions, the Bylaws require that we indemnify our directors and officers to the fullest extent authorized or permitted by applicable law and that we pay such expenses in advance. We also expect to maintain directors’ and officers’ liability insurance. We believe that these indemnifications provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit us and our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “SD.”

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors (as defined below) of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of SandRidge and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may our self be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, SandRidge Exploration and Production, LLC, SandRidge Holdings, Inc., SandRidge Midstream, Inc., SandRidge Operating Company, and SandRidge Realty, LLC (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “—Subsidiary Guarantee” and in the applicable prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

●	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

●	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

●	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series.

Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20.0 million;

(7)	any judgment or decree for the payment of money in excess of $20.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)	if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to SandRidge Energy, Inc. described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to SandRidge Energy, Inc. described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)	to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)	to make any changes that would add any additional covenants for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)	all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)	all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “—Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor

Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with, or as a unit including, debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any of the other offered securities. Each warrant will entitle the holder to purchase the principal amount of debt securities or number of shares of preferred stock or common stock, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file the warrant agreement, and any unit agreement, with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issuance of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a warrant, if a debt warrant, and the price at which the principal amount of securities may be purchased upon exercise, which price may be payable in cash, securities, or other property;

●	the date on which the right to exercise the warrants commences and the date on which the right expires;

●	if applicable, the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	whether the debt warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE
CONTRACTS AND STOCK PURCHASE UNITS

We may elect to offer stock purchase contracts and/or stock purchase units from time to time. The following description summarizes the general terms and provisions of the stock purchase contracts and/or stock purchase units that we may offer pursuant to this prospectus. The specific terms relating to any stock purchase contracts and/or stock purchase units that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific stock purchase contracts and/or stock purchase units offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable stock purchase contract or stock purchase unit agreement, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those stock purchase contracts or stock purchase units, as well as, if applicable, any collateral arrangements or depositary arrangements relating to those stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events. The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including United States Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.

General

We may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

●	the title of the subscription rights;

●	the securities for which the subscription rights will be exercisable;

●	the exercise price for the subscription rights;

●	the number of the subscription rights issuable to each stockholder;

●	the extent to which the subscription rights will be transferable;

●	the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

●	the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

●	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, depositary shares, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or preferred stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell all or a portion of the shares covered by this prospectus from time to time, in one or more or a combination of the following transactions:

●	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

●	in privately negotiated transactions;

●	in underwritten transactions;

●	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

●	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

●	in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

●	“at the market” or through market makers or into an existing market for the shares.

A prospectus supplement or supplements (and any related free writing prospectuses that we may authorize to be provided to you) may describe the terms of the offering of the securities, including, to the extent applicable:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities from us;

●	the net proceeds we will receive from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	the initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue and may have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop. Any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act.

LEGAL MATTERS

The validity of the securities and certain other legal matters will be passed upon for us by Winston & Strawn LLP. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The audited financial statements as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of SandRidge Energy, Inc. (the “Company”) for the year ended December 31, 2022, incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based on the proved reserves report prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of each firm as an expert in petroleum engineering.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee		$30,200	*
FINRA filing fee	$	*	*
Legal fees and expenses	$	*	*
Accounting fees and expenses	$	*	*
Printing and engraving expenses	$	*	*
Blue Sky, qualification fees and expenses	$	*	*
Transfer agent fees and expenses	$	*	*
Trustee fees and expenses	$	*	*
Depositary fees and expenses	$	*	*
Warrant agent fees and expenses	$	*	*
Rating agency fees	$	*	*
Miscellaneous	$	*	*
TOTAL		$30,200

*	The Company previously registered the offer and sale of up to $500 million of securities pursuant to a Registration Statement on Form S-3 (File No. 333-266522), which was initially filed with the Securities and Exchange Commission on August 4, 2022, as amended on August 15, 2022, and declared effective on August 17, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Company made a fee payment in the amount of $46,350. All of the securities registered for potential issuance and sale by the Company under the Prior Registration Statement remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $46,350 that has already been paid and remains unused with respect to the Unsold Securities will offset any registration fee due in connection with this prospectus supplement. All offerings under the Prior Registration Statement have been terminated or completed pursuant to Rule 457(p).

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Delaware Corporations

The Company and SandRidge Holdings, Inc. (“Holdings”) are organized under the laws of Delaware. Our Certificate of Incorporation and the certificate of incorporation of Holdings provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our Certificate of Incorporation and the certificate of incorporation of Holdings, will be limited to the fullest extent permitted by the amended DGCL. Our Bylaws and the bylaws of Holdings provide that the Company may indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Certificate of Incorporation also contains indemnification rights for our directors and our officers. Specifically, our Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors, a committee of the board of directors, independent legal counsel, or the stockholders must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Delaware Limited Liability Companies

SandRidge Exploration and Production, LLC (the “Delaware LLC Registrant”) is organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or director or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of the Delaware LLC Registrant provides that each member, director, officer and employee shall be indemnified, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, judgments, liabilities, obligations, penalties, settlements and reasonable expenses (including legal fees), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved by reason of its relation to the Texas LLC Registrant, or an affiliate thereof, as set forth in its limited liability company agreement, unless the act or failure to act giving rise to indemnity was performed or omitted fraudulently or constituted gross negligence or willful misconduct.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or manager derived an improper personal benefit.

The Delaware LLC Registrant may obtain insurance to cover its board of directors and such other persons as its board of directors shall determine against any liability that may be asserted against or expense that may be incurred by such person in connection the Delaware LLC Registrant’s activities.

Texas Registrants

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability companies and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) that the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Texas Corporations

SandRidge Midstream, Inc. and SandRidge Operating Company (the “Texas Corporation Registrants”) are organized as corporations in the State of Texas. Under the provisions of Chapter 8 of the TBOC, the Texas Corporation Registrants charters and Texas Corporation Registrants’ bylaws, the Texas Corporation Registrants indemnify their directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Section 8.101 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

The Texas Corporation Registrants bylaws provide, in general, that each of the Texas Corporation Registrants will indemnify each of the Texas Corporation Registrants’ directors under the circumstances permitted under the TBOC. Further, if Texas law is amended to authorize the further elimination or limitation of directors’ or officers’ liability, then the liability of their directors or officers will automatically be limited to the fullest extent provided by law.

The Texas Corporation Registrants may obtain insurance to cover their directors, officers and some of their employees for certain liabilities.

Oklahoma Limited Liability Companies

SandRidge Realty, LLC (the “Oklahoma LLC Registrant”) is organized in the State of Oklahoma. Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. In addition, Section 2017 of the Oklahoma Limited Liability Company Act states that the articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager, but does not permit the articles of organization or operating agreement to limit or eliminate a manager’s liability for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which the manager derived an improper personal benefit.

The operating agreements of the Oklahoma LLC Registrant provides that the company shall indemnify its member and those managers, officers, agents and employees identified in writing by the member or managers as being entitled to indemnification, except to the extent prohibited by the law. The operating agreement also provides that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Item 16. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

(a)

(1)	The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	The undersigned registrant hereby undertakes, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	The undersigned registrant undertakes for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement					**
1.2	Form of Underwriting Agreement for Debt Securities.					**
1.3	Form of Underwriting Agreement for Depositary Shares					**
2.1	Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc., et al., dated September 19, 2016	8-A	001-33784	2.1	10/4/2016
3.1	Amended and Restated Certificate of Incorporation of SandRidge Energy, Inc.	8-A	001-33784	3.1	10/4/2016
3.2	Amended and Restated Bylaws of SandRidge Energy, Inc.	8-A	001-33784	3.2	10/4/2016
3.3	Certificate of Designations of Series B Participating Preferred Stock of SandRidge Energy, Inc.	8-A	001-33784	3.1	11/27/2017
3.4	Certificate of Designation of Series A Junior Participating Preferred Stock of SandRidge Energy, Inc., as filed with the Secretary of State of Delaware	8-A	001-33784	3.1	7/2/2020
4.1	Form of specimen Common Stock certificate of SandRidge Energy, Inc.	8-K	001-33784	4.1	10/7/2016
4.2	Registration Rights Agreement dated as of October 4, 2016, among SandRidge Energy, Inc. and the holders party thereto	8-A	001-33784	10.1	10/4/2016
4.3	Form of Indenture for Senior Debt Securities	S-3	333-158554	4.9	4/13/2009
4.4	Form of Indenture for Subordinated Debt Securities	S-3	333-158554	4.10	4/13/2009
4.5	Form of Senior Debt Securities (included in Exhibit 4.4)	S-3	333-232769	4.4	7/23/2019
4.6	Form of Subordinated Debt Securities (included in Exhibit 4.5)	S-3	333-232769	4.5	7/23/2019
4.7	Stockholder Rights Agreement, dated as of November 26, 2017, between SandRidge Energy, Inc. as the Company, and American Stock Transfer & Trust Company, LLC as Rights Agent	8-K	001-33784	4.1	11/27/2017
4.8	First Amendment to Stockholder Rights Agreement, dated as of January 22, 2018, by and between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.	8-K	001-33784	4.1	1/23/2018
4.9	Form of Preferred Stock Certificate					**
4.10	Form of Warrant Agreement (including form of Warrant)					**
4.11	Form of Deposit Agreement (including terms of Depositary Shares to be issued thereunder)					**
4.12	Form of Subscription Rights Agreement and Form Subscription Rights Certificate					**
4.13	Form of Stock Purchase Contract (including Form of Stock Purchase Contract Certificate)					**
4.14	Form of Stock Purchase Unit Agreement (including Form of Stock Purchase Unit Certificate)					**
4.15	Form of Guarantee					**
5.1	Opinion of Winston & Strawn LLP as to the legality of the securities begin registered					****
23.1	Consent of Grant Thornton LLP					****
23.2	Consent of Baker Tilly US LLP (formerly, Moss Adams LLP)					****
23.3	Consent of Cawley, Gillespie & Associates, Inc.					****
23.4	Consent of Winston & Strawn LLP. (included in Exhibit 5.1 to this registration statement)					****
24.1	Power of Attorney (included in the signature pages hereto)					*
25.1	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture					***
25.2	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture					****
107	Filing Fee Table					****

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

****	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, effective on August 13, 2025.

SANDRIDGE ENERGY, INC.

/s/ Grayson Pranin
By:	Grayson Pranin
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Frates and Grayson Pranin, and each of them, his true and lawful attorney-in-fact and agents with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/S/ GRAYSON PRANIN	President, Chief Executive Officer and Director	August 13, 2025
Grayson Pranin	(Principal Executive Officer)

/S/ JONATHAN FRATES	Executive Vice President and Chief Financial Officer	August 13, 2025
Jonathan Frates	(Principal Financial and Accounting Officer)

/S/ VINCENT INTRIERI	Chairman	August 13 2025
Vincent Intrieri

/S/ NANCY DUNLAP	Director	August 13, 2025
Nancy Dunlap

/S/ JAFFREY FIRESTONE	Director	August 13, 2025
Jaffrey Firestone

/S/ RANDOLPH C. READ	Director	August 13, 2025
Randolph C. Read

/S/ BRETT ICAHN	Director	August 13, 2025
Brett Icahn

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, effective on August 13, 2025.

SANDRIDGE EXPLORATION AND PRODUCTION, LLC

SANDRIDGE HOLDINGS, INC.

SANDRIDGE MIDSTREAM, INC.

SANDRIDGE OPERATING COMPANY

SANDRIDGE REALTY, LLC

/s/ Grayson Pranin
By:	Grayson Pranin
Chief Executive Officer